SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                            -------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported): June 5, 2003


                               HBOA HOLDINGS, INC.
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             (Exact Name of Registrant as Specified in its Charter)

                                     Florida
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                 (State or Other Jurisdiction of Incorporation)

       33-0231238                                         65-105346
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(Commission File Number)                       (IRS Employer Identification No.)


                         5200 N.W. 33rd Ave., Suite 215
                            Fort Lauderdale, FL 33309
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               (Address of Principal Executive Offices) (Zip Code)


                                 (954) 938-8010
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              (Registrant's Telephone Number, Including Area Code)


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          (Former Name or Former Address, if Change Since Last Report)

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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

         HBOA Holdings, Inc. ("HBOA," us" or "we") has entered into agreements to purchase two businesses: LexSys Software Corp. ("LexSys"), effective as of June 5, 2003 and PARIS Health Services, LLC ("PARIS" or "PARIS Health Services"), effective as of June 9, 2003. LexSys is a technology and software company and PARIS is a healthcare process solution company. The terms of each of these acquisitions are described in more detail below.

         We entered into an employment agreement with Don Kirshner to serve as the President of our entertainment division, effective as of June 6, 2003. We are forming a separate subsidiary named Kirshner Entertainment, Inc., for our entertainment projects.

         We also plan on changing the name of HBOA Holdings, Inc. to Kirshner Entertainment & Technology, Inc. to reflect our new diversified business operations. After the acquisitions are completed, we will have two separate business divisions:

         -our Entertainment Division

         -our Technology Division.

Mr. Kirshner will oversee all the projects in the Entertainment Division. Gary Verdier will continue to oversee all the projects in the Technology Division, which will include the business operations of our Aerisys Division, LexSys and PARIS.

LEXSYS SOFTWARE CORP.

         Effective as of June 5, 2003, we entered into an agreement and plan of merger (the "Merger Agreement") to acquire LexSys Software Corp. ("LexSys") in exchange for 1 million shares of our common stock. Our purchase is structured as a reverse triangular merger and one of our wholly-owned subsidiaries, will be merged into LexSys. We have also agreed to provide LexSys with $150,000 to pay off certain liabilities within 120 days after the closing and will use private sources of capital to satisfy this requirement. The purchase price was based on arms-length negotiations between LexSys and us.

         We are currently in our due diligence review period and are waiting for the audit of LexSys's financial statements to be completed. We expect that the financial statements will be completed by July 15, 2003 and we will close the acquisition at this time. We have authorized the issuance of 1 million shares of our common stock that will be issued to the LexSys shareholders pursuant to the Merger Agreement. These shares will be held in escrow pursuant to the terms and conditions of an escrow agreement, until the closing date.

         Prior to the merger, there were no material relationships between HBOA and LexSys, other than both companies are limited partners in PARIS Health Services, LLC, a healthcare process service company. After the merger, LexSys has the right to appoint one person to our Board of Directors.

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         LexSys is a product development company, systems integrator and consulting firm. Its clients have included CB Richard Ellis, ProxyMed, Republic Industries, Chicago Title, IMS NET and ePhysician. The assets of LexSys consist primarily of LexSys's proprietary software and its existing contracts to provide technology services. Lexsys has been in business since 1994 serving clients in various industries.

PARIS ACQUISITION

         Effective as of June 9, 2003, we entered into an agreement (the "Purchase Agreement") to purchase all of the limited partnership interests of PARIS, except for the interest held by the general partner and a limited partner which has certain preferences on liquidation and distribution. We are currently a limited partner of PARIS and have been a limited partner since its formation in February 2002. After the acquisition is completed, we will own 77.59% of the limited partnership interests of PARIS.

         The consideration that we will provide to the limited partners of PARIS for the purchase of their partnership interests is 775,360 million shares of our common stock and $300,000, in funding for PARIS after the acquisition is completed, on an as needed basis as determined by us. We have private sources of capital which we will use to satisfy any funding requirements. The purchase price was determined after HBOA and the limited partners completed arms-length negotiation.

         We are currently in our due diligence review period and are waiting for the audit of PARIS's financial statements to be completed. We expect that the financial statements will be completed by July 15, 2003 and we will close the acquisition at this time. We have authorized the issuance of 775,360 shares of our common stock to the limited partners of PARIS pursuant to the Purchase Agreement. These shares will be held in escrow pursuant to the terms and conditions of an escrow agreement, until the closing date.

         We have material relationships with E-Z Auth. Management Co, the general partner of PARIS Health Services. Gary Verdier, our Chairman and a principal shareholder, is one of two officers of E-Z Auth. Management Co. as well as one of two directors. The other director of E-Z Auth. Management Co. is Roger Baumann, an officer of LexSys. Under the partnership agreement, E-Z Auth. Management Co. is entitled to receive 10% of the gross revenues received by PARIS Health Services during the preceding month. However, if PARIS Health Services is not profitable during a fiscal year, the compensation payable to the general partner can not exceed $150,000. During fiscal 2002, PARIS Health Services did not make any distributions to E-Z Auth. Management Co., as its general partner.

         Additionally, there is a material relationship between PARIS Health Services and LexSys. LexSys is also a limited partner of PARIS Health Services. It licenses its RIPEEr technology architecture to PARIS Health Services.

         As of June 9, 2003, PARIS Health Services provides two healthcare process services. One service is focused on assisting hospitals in obtaining the pre-authorization approvals from insurance providers before they perform certain medical procedures. We refer to the procedure authorization routing interface system as the PARIS Outsource system. The other service is a web-based


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application, which assists companies in managing compliance with the regulations set forth in The Health Insurance Portability and Accountability Act of 1986 ("HIPPA") as defined by the United States Department of Health and Human Services.

         The assets of PARIS Health Services consist primarily of its contracts with two hospitals to provide the PARIS Outsource service of electronic eligibility verification and procedure authorization and 20 contracts with healthcare providers using HIPAAdb - Compliance Management Software that it has developed for managing HIPAA compliance as mandated by the United States Department of Health and Human Services.

ITEM 5.  OTHER EVENTS AND REGULATION FD DISCLOSURE

EMPLOYMENT AGREEMENT WITH DON KIRSHNER

         Effective as of June 6, 2003, we entered into an employment agreement with Don Kirshner, in which Mr. Kirshner has agreed to serve as the President of our entertainment division. We are forming a separate subsidiary, named Kirshner Entertainment, Inc., for our entertainment projects. Mr. Kirshner has been recognized as an icon in the music industry. He has been credited with channeling the talents of Bobby Darin, Neil Diamond, Neil Sedaka, Carole King and hosts of Hall of Fame of Rock and Pop writers into commercial and artistic success.

         Don was the publisher of the Lennon & McCartney catalogue in the U.S. Don Kirshner's songs have been recorded by several major artists, from Sinatra and Streisand to Elvis Presley and Stevie Wonder. Some of the all-time great Kirshner hits have been written and scored by Burt Bacharach and Hal David, Neil Diamond, Quincy Jones, Elmer Bernstein, Lieber and Stoller and Brian Wilson.

         Don was the head of Columbia Screen Gems Music and was further distinguished by having his name placed ahead of two major entertainment companies when he was the head of Kirshner/CBS Music and Kirshner/Warner Music International.

         In the motion picture industry, Don acted as musical supervisor on three Academy Award-winning films, "Lawrence of Arabia," "Born Free" and "Georgy Girl." Don also conceived and produced the album "Four Days That Shook the World," a documentary that was considered to be the definitive history of the last days of John F Kennedy.

         Don integrated television and rock music with his creation of the Monkees, as well as the Archies. He also created "In Concert," the longest running TV show of its kind. It was during this period that he introduced early talent recognized by Don such as The Eagles, Linda Ronstadt, Jackson Brown and a host of others. The Rolling Stones, Earth Wind and Fire, Billy Joel, Rod Stewart, Tina Turner, Olivia Newton-John, Michael Jackson and an endless list of talent were showcased on Don's show over ten years. On the comedy side, Don showcased often for the first time, Steve Martin, Jay Leno, Billy Crystal, Gary Shandling and many other great comics.

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         Don was also credited with creation of simulcasting, as well as being the individual most responsible for the MTV and VH1 format. In the 90's, many considered Don Kirshner's 35 Year History of Rock `N Roll to be the hottest syndicated summer show broadcast on over 225 radio stations. Yale and Columbia University currently teach a class on Don Kirshner and Dick Clark.

HARVEY JUDKOWITZ BECOMES OUR CHIEF FINANCIAL OFFICER

         Effective as of June 6, 2003, Harvey Judkowitz agreed to become our Chief Financial Officer. Mr. Judkowitz had previously served as our Chief Financial Officer from August 2000 through June 15, 2002 and has served as a director since August 2000. After reappointing Mr. Judkowitz as our Chief Financial Officer, we asked Mr. Shope for his resignation as our Chief Financial Officer. Mr. Shope agreed to submit his resignation effective as of June 6, 2003.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

a. FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED.

         The financial statements of LexSys and PARIS required by Rule 310 of Regulation SB are not included herewith and will be filed within 60 days of the required filing date of this Form 8-K.

b. PRO FORMA FINANCIAL INFORMATION

         The financial statements of LexSys and PARIS required by this item are not included herewith and will be filed with 60 days of the required filing date of this Form 8-K.

c. EXHIBITS

         2.1 Agreement and Plan of Merger dated June 5, 2003 by and among HBOA Holdings, Inc., LexSys Software Corp., and certain shareholders of LexSys Software Corp.

         2.2 Escrow Agreement dated June 5, 2003 by and between HBOA Holdings, Inc., LexSys Software Corp., certain shareholders of LexSys and Adorno & Yoss, P.A.

         2.3 Partnership Interest Purchase and Sale Agreement dated June 9, 2003 by and among HBOA Holdings, Inc., E-Z Auth. Management Co., Golding Family Limited Partnership, LexSys Software Corp., Peter Carvalho, Midgard Ltd., Martin Thirer, Fanomina, Ltd., Amersham Management Limited, Paul Wigoda, Marty Peshkin and RR Technology Investment, Inc.

         2.4 Escrow Agreement dated June 9, 2003 by and between HBOA Holdings, Inc., E-Z Auth. Management Co., PARIS Health Services, Ltd. and Adorno & Yoss, P.A.

         10.1 Employment Agreement dated June 6, 2003 between HBOA Holdings, Inc. and Don Kirshner.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.


                                         HBOA HOLDINGS, INC.


Date: June 10, 2003                      By:  /s/ Gary Verdier
                                         -------------------------------------
                                         Chief Executive Officer and President
                                         Secretary and Chairman


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                                  EXHIBIT INDEX

2.1 Agreement and Plan of Merger dated June 5, 2003 by and among HBOA Holdings, Inc., LexSys Software Corp., and certain shareholders of LexSys Software Corp.

2.2 Escrow Agreement dated June 5, 2003 by and between HBOA Holdings, Inc., LexSys Software Corp., certain shareholders of LexSys and Adorno & Yoss, P.A.

2.3 Partnership Interest Purchase and Sale Agreement dated June 9, 2003 by and among HBOA Holdings, Inc., E-Z Auth. Management Co., Golding Family Limited Partnership, LexSys Software Corp., Peter Carvalho, Midgard Ltd., Martin Thirer, Fanomina, Ltd., Amersham Management Limited, Paul Wigoda, Marty Peshkin and RR Technology Investment, Inc.

2.4 Escrow Agreement dated June 9, 2003 by and between HBOA Holdings, Inc., E-Z Auth. Management Co., PARIS Health Services, Ltd. and Adorno & Yoss, P.A.

10.1 Employment Agreement dated June 6, 2003 between HBOA Holdings, Inc. and Don Kirshner.